Exhibit 8.2

December 15, 2005

To The Addressees Listed

    on Schedule I Attached Hereto

Re:	NovaStar Mortgage Funding Trust, Series 2005-4;

NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-4

Ladies and Gentlemen:

We have acted as tax counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the “Company”) and NovaStar Mortgage Inc., a Virginia corporation (the “Seller”) as to certain matters in connection with the issuance and delivery of certain asset-backed certificates denominated NovaStar Mortgage Funding Trust, Series 2005-4, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2005-4 Class A-1A Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-9 DSI Certificates, Class M-10 DSI Certificates, Class M-11 DSI Certificates, Class M-12 DSI Certificates, Class C Certificates, Class I-1 Certificates, Class I-2 Certificates, Class I-3 Certificates and Class R Certificates (collectively, the “Certificates”). The Certificates are being issued pursuant to a pooling and servicing agreement dated as of December 1, 2005 (the “Pooling and Servicing Agreement”), among the Company, NovaStar Mortgage Inc., as servicer, Wachovia Bank, National Association, as custodian, JPMorgan Chase Bank, National Association, as trustee and J.P. Morgan Trust Company, National Association, as co-trustee. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in Appendix A to the Pooling and Servicing Agreement.

As tax counsel, we have examined such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below including the following: (a) a prospectus dated December 27, 2004 and a prospectus supplement dated November 30, 2005 (the “Prospectus Supplement,” and together the “Prospectus”) with respect to the Offered Certificates, (b) an executed copy of the Pooling and Servicing Agreement and the exhibits attached thereto and (c) other documents and matters of fact and law as we deem necessary for the purposes of the opinions expressed below.

To the Addressees Listed on

    Schedule I Attached Hereto

December 15, 2005

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

Based on the foregoing, and such investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

1. Assuming that (a) each of REMIC I, REMIC II, REMIC III, REMIC IV and the Master REMIC created under the Pooling and Servicing Agreement elect, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a “real estate mortgage investment conduit” (“REMIC”), as such term is defined in the Code and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, each of REMIC I, REMIC II, REMIC III, REMIC IV and the Master REMIC will be treated as a REMIC.

2. Subject to the above, (a) the Class A-1A Certificates, other than its Cap Contract Rights and Obligations, (b) the Class A-2A Certificates, other than its Cap Contract Rights and Obligations, (c) the Class A-2B Certificates, other than its Cap Contract Rights and Obligations, (d) the Class A-2C Certificates, other than its Cap Contract Rights and Obligations, (e) the Class A-2D Certificates, other than its Cap Contract Rights and Obligations (f) the Class M-1 Certificates, other than its Cap Contract Rights and Obligations, (g) the Class M-2 Certificates, other than its Cap Contract Rights and Obligations, (h) the Class M-3 Certificates, other than its Cap Contract Rights and Obligations, (i) the Class M-4 Certificates, other than its Cap Contract Rights and Obligations, (j) the Class M-5 Certificates, other than its Cap Contract Rights and Obligations, (k) the Class M-6 Certificates, other than its Cap Contract Rights and Obligations, (l) the Class M-7 Certificates, other than its Cap Contract Rights and Obligations, (m) the Class M-8 Certificates, other than its Cap Contract Rights and Obligations, (n) the Class M-9 Certificates, other than its Cap Contract Rights and Obligations, (o) the Class M-10 Certificates, other than its Cap Contract Rights and Obligations, (p) the Class M-11 Certificates, other than its Cap Contract Rights and Obligations, (q) the Class M-12 Certificates, other than its Cap Contract Rights and Obligations, (r) the Class I-1 Certificates, (s) the Class I-2 Certificates, (t) the Class I-3 Certificates and (u) the Class C Certificates will each be treated

To the Addressees Listed on

    Schedule I Attached Hereto

December 15, 2005

as one or more “regular interests” in the Master REMIC (collectively, the “Master REMIC Regular Interests”). The Class R-V Interest, evidenced by the Class R Certificates, will be treated as the “residual interest” in the Master REMIC.

3. The REMIC IV Regular Interests will be treated as the “regular interests,” and the Class R-IV Interest, evidenced by the Class R Certificates, will be treated as the “residual interest” in REMIC IV.

4. The REMIC III Regular Interests will be treated as the “regular interests,” and the Class R-III Interest, evidenced by the Class R Certificates, will be treated as the “residual interest” in REMIC III.

5. The REMIC II Regular Interests will be treated as the “regular interests,” and the Class R-II Interest, evidenced by the Class R Certificates, will be treated as the “residual interest” in REMIC II.

6. The REMIC I Regular Interests will be treated as the “regular interests,” and the Class R-I Interest, evidenced by the Class R Certificates, will be treated as the “residual interest” in REMIC I.

7. The statements in the Prospectus under the heading “Material Federal Income Tax Consequences,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

8. As a consequence of the qualification of the Master REMIC as a REMIC, the Master REMIC Regular Interests will be treated as “regular . . . interest(s) in a REMIC” under Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the Master REMIC consist of qualifying assets under such sections. In addition, as a consequence of the qualification of the Master REMIC as a REMIC, interest on the Master REMIC Regular Interests will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code to the extent that the Certificates are treated as “real estate assets” under Section 856(c)(5)(B) of the Code.

Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

To the Addressees Listed on

    Schedule I Attached Hereto

December 15, 2005

We express no opinion on any matter not discussed in this letter. This opinion is rendered as of the Closing Date, for the sole benefit of each addressee, and no other person or entity is entitled to rely hereon without our prior written consent.

Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,

SCHEDULE I

Wachovia Capital Markets, LLC One Wachovia Center 301 South College Street, TW-06 Charlotte, NC 28288-0610	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830

Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036	NovaStar Financial Inc. 8140 Ward Parkway Suite 300 Kansas City, Missouri 64114

NovaStar Mortgage Inc. 8140 Ward Parkway Suite 300 Kansas City, Missouri 64114	NovaStar Capital, Inc. 8140 Ward Parkway Suite 300 Kansas City, Missouri 64114

NovaStar Mortgage Funding Corporation 8140 Ward Parkway Suite 300 Kansas City, Missouri 64114	Standard & Poor’s Ratings Group (A Division of the McGraw-Hill Companies) 555 Water Street - 40th Floor New York, NY 10041

Moody’s Investors Service, Inc. 99 Church Street New York, NY 10007	JPMorgan Chase Bank, N.A. 4 New York Plaza, 6th Floor New York, NY 10004-2477

Wachovia Bank, National Association 4527 Metropolitan Court Suite C Frederick, MD 21701	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Fitch Ratings One State Street Plaza, 32nd Floor New York, New York 10004	J.P. Morgan Trust Company, National Association ITS-Global Debt 560 Mission Street, 13th Floor San Francisco, CA 94105